As filed with the Securities and Exchange Commission on April 6, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOTTERY.COM INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1996183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20808 State Hwy 71 W, Unit B
Spicewood, Texas 78669
(Address of Principal Executive Offices)(Zip Code)

AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan

Lottery.com 2021 Incentive Plan

(Full title of the plan)

Kathryn Lever
Chief Operating Officer, Chief Legal Officer and Secretary
20808 State Hwy 71 W, Unit B
Spicewood, Texas 78669
(Name and address of agent for service)

(512) 592-2451

(Telephone number, including area code, of agent for service)

Copies to:
Elliott M. Smith

Maia R. Gez
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Tel: (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lottery.com Inc. (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) the following shares of common stock, par value of $0.001 per share (the “Common Stock”), of the Company:

(1)	the offer and sale of 13,130,368 shares of Common Stock reserved for issuance under the Lottery.com 2021 Incentive Plan (“the 2021 Plan”); and

(2)	the reoffer and resale of 2,807,621 shares of Common Stock (the “Reoffer Prospectus Shares”) previously issued under restricted share awards granted under the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “2015 Plan”).

The inclusion of such shares of Common Stock herein does not necessarily represent a present intention to sell any or all such shares Common Stock. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable under the 2015 Plan or the 2021 Plan, as applicable, as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) with respect to the Reoffer Prospectus Shares, the reoffer and resale of which are registered hereunder. The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. This Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each selling security holder and any other person with whom they are acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the 2015 Plan or the 2021 Plan, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

LOTTERY.COM INC.

2,807,621 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by certain selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 2,807,621 shares of Common Stock, par value $0.001 (“Common Stock”), of Lottery.com Inc., a Delaware corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Lottery.com,” “we,” “our” or “us”). This Reoffer Prospectus covers the offer and sale by the Selling Stockholders of 2,807,621 shares of Common Stock previously granted under restricted stock award agreements to the Selling Stockholders pursuant to the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “2015 Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon the vesting of the shares of Common Stock offered hereby under the applicable restricted stock award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in various types of transactions, including through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 4 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus.

The shares of Common Stock covered by this Reoffer Prospectus are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “LTRY.” On April 5, 2022, the closing price of our Common Stock was $3.04 per share.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 2 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2022.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus may constitute forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of Lottery.com. In addition, any statements in this Reoffer Prospectus or the documents incorporated by reference in this Reoffer Prospectus that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Lottery.com and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in Lottery.com’s public filings made with the SEC, such as:

●	our inability to compete with other forms of entertainment for consumers’ discretionary time and income;

●	economic downturns, inflation, geopolitical and political and market conditions beyond our control;;

●	negative events or media coverage relating to the lottery, lottery games or online gaming or betting;;

●	our inability to attract and retain users, including as a result of failing to appear in Internet search engine results;

●	our continued ability to use domain names to promote and increase the value of our brand;

●	adverse impacts relating to the spread of, and governmental responses taken with respect to, health epidemics such as the COVID-19;;

●	scrutiny by stakeholders with respect to responsible gaming and ethical conduct;

●	our ability to achieve profitability and growth in the newly-developed market for online lottery games;

●	our inability to profitably expand into new markets or capitalize on new gaming and lottery industry trends and changes, such as by developing successful new product offerings;

●	the effectiveness of our marketing efforts in developing and maintaining our brand and reputation;

●	failure to offer high-quality user support;

●	adverse impacts to user relationships resulting from disruptions to our information technology;

ii

●	the vulnerability of our information systems to cyberattacks and disruptions caused with respect thereto, including an inability to securely maintain personal and other proprietary user information;

●	our inability to adapt to changes or updates in the Internet, mobile or personal devices, or new technology platforms or network infrastructures;

●	the exposure of our online infrastructure to risks relating to new and untested distributed ledger technology;

●	our inability to comply with complex, ever-changing and multi-jurisdictional regulatory regimes and other legal requirements applicable to the gaming and lottery industries;

●	geopolitical shifts and changes in applicable laws or regulations or the manner in which they are interpreted;

●	our inability to successfully expand geographically and acquire and integrate new operations;

●	our dependence on third-party service providers to timely perform services or software component products for our gaming platforms, product offerings and the processing of user payments and withdrawals;

●	our inability to maintain successful relationships and/or agreements with lottery organizations and other third-party marketing or service provider affiliates;

●	failure of third-party service providers to protect, enforce, or defend intellectual property rights required to fulfill contractual obligations required for the operation of our business;

●	the effectiveness of our transition and compliance with the regulatory and other requirements of being a newly public company;

●	operational risks including those arising from factors impacting the international supply chain; and

●	limited liquidity and trading of our securities; and

●	other factors detailed under the section entitled “Risk Factors.”

We caution you that the foregoing list does not contain all of the forward-looking statements made in this Reoffer Prospectus. Other sections of this Reoffer Prospectus and the documents incorporated by reference therein describe additional factors that could adversely affect the business, financial condition or results of operations of Lottery.com. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Lottery.com or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Lottery.com undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and may not contain all of the information that is important in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire Reoffer Prospectus, including the information under “Risk Factors,” in this Reoffer Prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Lottery.com,” “we,” “our,” “us” and other similar terms refer to Lottery.com, Inc.

Overview

We are a leading provider of domestic and international lottery products and services. As an independent third-party lottery game service, we offer a platform that we architected, developed, and operate to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). Our revenue generating activities consist of (i) offering the Platform via our Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games is legal and our services are enabled for the remote purchase of sanctioned lottery games (our “B2C Platform”); (ii) selling credits (“LotteryLink Credits”) that can be exchanged for flexible promotion packages that include our marketing collateral, prepaid advertising, development services, account management, and prepaid lottery games for use in promotions to our third-party master affiliate marketing partners for use by them and by their sub-affiliates in undertaking affiliate marketing activities and promoting our B2C Platform (“LotteryLink”); (iii) offering an internally developed, created, and operated business-to-business application programming interface (“API”) of the Platform to enable our commercial partners, in permitted U.S. and international jurisdictions, to purchase certain legally operated lottery games from us and to resell them to users located within their respective jurisdictions (“B2B API”); and (iv) delivering global lottery data, such as winning numbers and results, and subscriptions to data sets of our proprietary, anonymized transaction data pursuant to multi-year contracts to commercial digital subscribers (“Data Service”).

We currently derive substantially all of our revenue from service fees paid to us by users of our B2C Platform, the sale of our LotteryLink Credits, revenue share arrangements with commercial partners participating in our B2B API, and subscription fees from users of our Data Service. We intend to pursue growth through the implementation of new products and features within our B2C Platform services, expansion of our B2C Platform offering into new domestic and international jurisdictions, expansion of our LotteryLink program and the sale of additional LotteryLink Credits, entry into additional agreements with new commercial partners for our B2B API, execution of strategic acquisitions and other synergistic opportunities, including gaining access to complementary and new technology through such acquisitions, and investment in and development of new technology, and enhancement of our existing technology in each of our business lines, including distributed ledger technology. In December 2021, we finalized the acquisition of the domain name https://sports.com and are exploring opportunities for the intended strategic entry into legal sports gaming verticals, which may include the distribution of sports lottery games. We also expect to grow our brand and commitment to social awareness through our affiliation with WinTogether, a registered 501(c)(3) charitable trust (“WinTogether”).

About this Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 2,807,621 shares of Common Stock issued to the Selling Stockholder pursuant to restricted stock awards granted by the Company to the Selling Stockholders under the 2015 Plan. Subject to the vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this Reoffer Prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Corporate Information

The mailing address of our principal executive office is 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669, and our telephone number is (512) 592-2451.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of Common Stock offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the resale of the shares of Common Stock by the Selling Shareholders will go to the Selling Stockholders and we will not receive any proceeds from such resale.

SELLING STOCKHOLDERS

The table below sets forth information concerning the Selling Stockholders. We will not receive any proceeds from the resale of shares by the Selling Stockholders.

The table below sets forth, as of April 5, 2022 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares of Common Stock offered hereunder. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, Texas, 78669.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock Being	Common Stock Beneficially Owned After the Offering(2)
Selling Stockholders	Shares	Percentage(3)	Offered(1)	Shares	Percentage
Ryan Dickinson	2,339,286	4.6%	2,339,286	--	--%
Kathryn Lever	468,335	*	468,335	--	--%

(1)	Reflects shares of Common Stock offered under this Reoffer Prospectus, which were previously granted to the Selling Stockholders pursuant to restricted stock award agreements and vest in accordance with the terms of such agreements.

(2)	Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus become vested and are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

(3)	Percentage of beneficial ownership is based on 50,700,683 shares of Common Stock issued and outstanding as of the Determination Date.

Other Material Relationships with the Selling Stockholders

Employment Agreements

We entered into employment agreements with each of Mr. Dickinson and Ms. Lever in connection with the Business Combination. Each of Mr. Dickinson and Ms. Lever have provided and continue to provide services to the Company commensurate with his or her role.

Indemnification Agreements with Directors and Officers

In connection with the Closing, we entered into indemnification agreements with each of our directors and officers, including Ryan Dickinson and Katie Lever. The indemnification agreements provide for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from officer or director service to or on our behalf, as officers or directors to the maximum extent permitted by applicable law. Subject to certain limitations, our Amended and Restated Bylaws also require us to advance expenses incurred by our officers and directors.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Stockholders may sell the Common Stock through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of the Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Securityholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Common Stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the Common Stock will be borne by the Selling Stockholders or other party selling such shares of Common Stock.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Common Stock by other means not described in this Reoffer Prospectus. In addition to any Common Stock sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144. Sales of the Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Common Stock against certain liabilities in connection with the offering of the Common Stock arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Common Stock.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to resales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and resales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in passive market-making activities with respect to the Common Stock. Passive market-making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement on Form S-8, of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference in this Reoffer Prospectus the following:

●	the Annual Report on Form 10-K for the period ended December 31, 2021, filed by the Company with the SEC on April 1, 2022;

●	the Current Reports on Form 8-K, filed with the SEC on January 12, 2022 and March 14, 2022; and

●	the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on April 1, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

White & Case LLP has issued an opinion regarding the legality of the shares of Common Stock offered hereby.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Armanino LLP, independent registered public accounting firm, which is incorporated by reference herein,  and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents. The SEC maintains an internet website that contains such reports, proxies and other information about issuers, including us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also make these documents available on the Investor Relations portion of our website at www.Lottery.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669, and we can be reached by telephone at (512) 592-2451.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on April 1, 2022;

●	the Current Report on Form 8-K, filed with the SEC on January 12, 2022 and March 14, 2022; and

●	the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on April 1, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, Lottery.com’s charter provides that a director will not be personally liable to Lottery.com or Lottery.com’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Lottery.com or Lottery.com’s stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Lottery.com’s bylaws provides that it will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

Lottery.com has entered into indemnification agreements with each of its current directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require Lottery.com, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Lottery.com’s charter provides for indemnification of Lottery.com’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Lottery.com’s bylaws provide for indemnification of Lottery.com’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of Lottery.com Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38508), as amended, filed with the SEC on November 4, 2021.

4.2	Amended and Restated Bylaws of Lottery.com, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38508), as amended, filed with the SEC on November 4, 2021.

4.3	Warrant Agreement, dated as of May 29, 2018, between TDAC and Continental Stock Transfer & Trust Company, as warrant agent, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-38508), filed with the SEC on June 4, 2018.

4.4	AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021)..

4.5	Form of Restricted Stock Award Agreement under the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).

4.6*	Lottery.com 2021 Incentive Plan.

4.7	Form of Option Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.18 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).

4.8	Form of Restricted Stock Unit Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.19 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).

4.9	Form of Director Restricted Stock Unit Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.20 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).

5.1*	Opinion of White & Case LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of Armanino LLP, independent registered public accounting firm for the Company.

23.2*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 6th day of April, 2022.

LOTTERY.COM INC.

By:	/s/ Lawrence Anthony DiMatteo III
Name:	Lawrence Anthony DiMatteo III
Title:	Chairperson and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ryan Dickinson and Kathryn Lever, each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Lottery.com Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Lawrence Anthony DiMatteo III	Chairperson and Chief Executive Officer	April 6, 2022
Lawrence Anthony DiMatteo III	(Principal Executive Officer)

/s/ Matthew Clemenson	Chief Revenue Officer and Director	April 6, 2022
Matthew Clemenson
/s/ Ryan Dickinson	Chief Financial Officer, President and Treasurer	April 6, 2022
Ryan Dickinson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lisa Borders	Director	April 6, 2022
Lisa Borders

/s/ Steven Cohen	Director	April 6, 2022
Steven Cohen /s/ Joseph Kaminkow	Director	April 6, 2022
Joseph Kaminkow
/s/ Richard Kivel	Director	April 6, 2022
Richard Kivel

/s/ William C. Thompson, Jr.	Director	April 6, 2022
William C. Thompson, Jr.